                                                                 EXHIBIT 23.1


            INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


Board of Directors
The Fonda Group, Inc.

     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-50683 of SF Holdings Group, Inc. on Form S-4 of our report dated September 25, 1997 (May 27, 1998 as to Note 16) on the financial statements of The Fonda Group, Inc., appearing in the Prospectus, which is part of the Registration Statement, and to the references to us under the headings "Selected Historical Financial Data of Fonda" and "Experts" in such Prospectus.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of The Fonda Group, Inc. listed in Item 21(b). This financial statement schedule is the responsibility of the management of The Fonda Group, Inc. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                             DELOITTE & TOUCHE LLP


Stamford, Connecticut
June 26, 1998